UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 17, 2005

CADENCE DESIGN SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-10606 (Commission File Number)	77-0148231 (I.R.S. Employer Identification Number)

2655 Seely Avenue, Building 5 San Jose, California (Address of Principal Executive Offices)	95134 (Zip Code)

Registrant’s telephone number, including area code: (408) 943-1234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On May 17, 2005, Cadence Design Systems (“Cadence”) and Michael J. Fister, President and CEO of Cadence, entered into an amendment to Mr. Fister’s Employment Agreement dated May 12, 2004 (the “Employment Agreement”). The amendment provides for Mr. Fister to receive a housing allowance of $5,000 per month through May 15, 2005, and a housing allowance of $17,000 per month from May 16, 2005 through May 15, 2007. As provided in the Employment Agreement, Mr. Fister will receive tax gross-up payments in connection with these payments. All other terms of the Employment Agreement remain unchanged. The amendment to the Employment Agreement was approved by the Compensation Committee of the Board of Directors of Cadence. A copy of the amendment is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits

Exhibit	Description
10.1	Amendment to Employment Agreement, dated as of May 17, 2005, between Cadence Design Systems, Inc. and Michael J. Fister.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 23, 2005

CADENCE DESIGN SYSTEMS, INC.
By:	/s/ R.L. Smith McKeithen
R.L. Smith McKeithen
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description
10.1	Amendment to Employment Agreement, dated as of May 17, 2005, between Cadence Design Systems, Inc. and Michael J. Fister.